Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

by and among

FOXCONN VENTURES PTE. LTD.

and

LORDSTOWN MOTORS CORP.

Dated as of November 22, 2022

TABLE OF CONTENTS

TABLE OF CONTENTS

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of November 22, 2022, by and between Lordstown Motors Corp., a Delaware corporation (the “Company”), and Foxconn Ventures Pte. Ltd., a private company limited by shares established under the laws of Singapore (together with its respective successors and assigns, the “Investor”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Investor and any other party that may become a party hereto pursuant to Section 9(c) are referred to collectively as the “Stockholders” and individually each as a “Stockholder”.

WHEREAS, the Company and the Investor are parties to that certain Investment Agreement, dated as of November 7, 2022 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is issuing and selling to the Investor, and the Investor is committed to purchase from the Company, upon the satisfaction of certain conditions pursuant to the Investment Agreement (a) 39,772,727 shares of Common Stock and (b) 1,000,000 shares of Series A Preferred Stock;

WHEREAS, as a condition to the obligations of the Company and the Investor under the Investment Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
Incidental Registrations

Section 1.1            Right to Include Registrable Securities. If the Company proposes to register its Common Stock under the Securities Act (other than pursuant to a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of its intention to do so and of such Holders’ rights under this Section 1.1. Upon the written request of any such Holder made within seven (7) calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses pursuant to Article 5 hereof in connection therewith), without prejudice to the rights of the Holders to request that such registration be effected as a registration under Article 2, and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration and to participate in the underwritten offering must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability, as are customary in combined primary and secondary offerings by the Company and the Investor. If a registration requested pursuant to this Section 1.1 involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing at least two business days prior to the effective date of the Registration Statement filed in connection with such registration or, in the case of a takedown from a Shelf Registration Statement, prior to the launch of such takedown, not to register such securities in connection with such registration. The Company shall not be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to this Section 1.1 beyond the earlier to occur of (i) 180 calendar days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Any Holder who has elected to sell Registrable Securities in an underwritten offering pursuant to this Section 1.1 shall be permitted to withdraw from such registration by written notice to the Company if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the 10 trading days preceding the date on which the notice of such offering was given pursuant to this Section 1.1. For the avoidance of doubt, any at-the-market or similar open market sales program whereby the Company sells securities into an existing trading market from time to time at other than a fixed price is not an underwritten offering for purposes of this Article 1, regardless of whether any sales agent is identified as or deemed to be an “underwriter” with respect thereto.

Section 1.2            Priority in Incidental Registrations. The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their good faith opinion that the total amount of securities that are intended to be included in such offering is such as to adversely affect the success of such offering (including adversely affect the per-share offering price), then the amount of securities to be offered shall be reduced to the amount recommended by such managing underwriter or underwriters in its or their good faith opinion, which will be allocated in the following order of priority: (i) first, the securities to be proposed to be sold by the Company for its own account in the event the underwritten offering is initiated by the Company or, in the alternative, the securities proposed to be sold by holders pursuant to their registration rights in the event the underwritten offering is initiated by demanding holders pursuant to registration rights other than pursuant to this Agreement and (ii) second, pro rata on the basis of the percentage of securities requested to be included in such underwritten offering among the Investors, the Holders and any other holders of Common Stock that have requested to be included in such underwritten offering as a result of registration rights or otherwise (other than in the situation described in clause (i) hereof).

ARTICLE II
Registration on Request

Section 2.1            Request by the Demand Party.

(a)               Subject to this Section 2.1, each Holder shall have the right, by delivering a written notice to the Company, to require the Company to register, at any time pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities of such Holder requested to be so registered pursuant to the terms of this Agreement (any such written notice, a “Demand Notice”, any such registration, a “Demand Registration” and any such Holder, a “Demand Party”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Holder is reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (without regard to any underwriting discount or commission); provided, further, that the Company shall not be obligated to file a registration statement relating to any registration request under this Section 2.1, (i) there is an effective Shelf Registration Statement including the Registrable Securities, in which case the offering will be subject to Section 2.6, (ii) within the period as may be specified by the Company’s insider trading policy as applicable to Company employees generally for any fiscal quarter or year or any special blackout period as specified by the Company’s insider trading policy (each, a “Blackout Period”) or (iii) within a period of sixty (60) calendar days after the effective date of any other registration statement relating to any registration request under this Section 2.1; provided, further, that nothing in this Section 2.1 or elsewhere herein shall be construed as limiting the frequency by which a Holder may effect a Shelf Underwritten Offering or Non-Underwritten Shelf Take-Down pursuant to Section 2.6. Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 2.1, the Company shall use its reasonable best efforts to file a Registration Statement as promptly as practicable within thirty (30) calendar days and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b)               No Demand Registration shall be deemed to have occurred for purposes of this Section 2.1 if (i) the Registration Statement relating thereto (x) does not become effective, (y) is not maintained effective for the period required pursuant to this Section 2.1 or (z) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, in which case, such requesting Holder shall be entitled to an additional Demand Registration in lieu thereof, (ii) more than 90% of the Registrable Securities requested by the Demand Party to be included in the registration are not so included pursuant to Section 2.2 or (iii) in the case of a Demand Registration for an underwritten offering, the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by such Demand Party) or otherwise waived by such Demand Party; provided that the Company’s obligation to pay the registration expenses pursuant to Article 5 hereof in connection therewith shall still apply.

(c)               As promptly as practicable within seven (7) calendar days after receipt by the Company of a Demand Notice in accordance with Section 2.1(a), the Company shall give written notice (the “Demand Follow-up Notice”) of such Demand Notice to all other Holders and shall, subject to the provisions of Section 2.2 hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within five (5) calendar days after such Demand Follow-up Notice is given by the Company to such Holders, provided that the Company shall not provide a Demand Follow-up Notice to any other Holder in the case of a sale of Registrable Securities by any Investor to one or several purchasers pursuant to a Shelf Underwritten Offering by means of a bought deal, a block trade or a similar transaction that is an underwritten offering (a “Block Sale”).

(d)               All requests made pursuant to this Section 2.1 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

(e)               The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least one hundred and eighty (180) calendar days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

Section 2.2            Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Holders of such securities in writing that in its or their good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriter or underwriters require a different allocation:

(a)               first, to each Investor pro rata among such Investors on the basis of the percentage of the Registrable Securities owned by each such Investor relative to the number of Registrable Securities owned by all such Investors, until all Registrable Securities requested for registration by each such Investor have been included in such registration;

(b)               second, to any Holders other than any Investor requesting such Demand Registration (whether pursuant to a Demand Notice or pursuant to incidental or piggyback registration rights) among such Holders pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders;

(c)               third, the securities for which inclusion in such Demand Registration, as the case may be, was requested by any other holders of Common Stock as a result of registration rights or otherwise; and

(d)               fourth, the securities for which inclusion in such Demand Registration was requested by the Company.

Section 2.3            Cancellation of a Demand Registration. Each Demand Party and the Holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Article 2 shall have the right, prior to the effectiveness of the Registration Statement, to notify the Company that it or they, as the case may be, has or have determined that such Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. Any Holder who has elected to sell Registrable Securities in an underwritten offering pursuant to this Article 2 (including the Demand Party of such Demand Registration) shall be permitted to withdraw from such registration by written notice to the Company if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the ten (10) trading days preceding the date on which the Demand Notice of such offering was given pursuant to Section 2.1.

Section 2.4            Postponements in Requested Registrations. If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer or president stating that the filing of a Registration Statement or conducting a Shelf Underwritten Offering or Non-Underwritten Shelf Take-Down would, in the good faith judgment of the board of directors of the Company (after consultation with external legal counsel), (i) require the Company to make an Adverse Disclosure; (ii) materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company or any of its subsidiaries then under consideration or (iii) be materially detrimental to the Company and its stockholders, the Company may postpone the filing (but not the preparation) of a Registration Statement or the commencement or continuation of a Shelf Underwritten Offering or Non-Underwritten Shelf Take-Down, as applicable, required by this Article 2 until such circumstance is no longer continuing but not to exceed sixty (60) days (such period, a “Postponement Period”); provided that the Company shall at all times in good faith use its commercially reasonable best efforts to cause any Registration Statement required by this Article 2 to be filed as soon as possible or any Shelf Underwritten Offering or Non-Underwritten Shelf Take-Down to be conducted or continued as soon as possible, as applicable; provided, further, that the Company shall not be permitted to commence a Postponement Period pursuant to this Section 2.4 more than once in any 180-day period. The Company shall promptly give the Holders requesting registration thereof or that delivered a Take-Down Notice, as applicable, pursuant to this Article 2 written notice of any postponement made in accordance with the preceding sentence.

Section 2.5            Shelf Registration Statement.

(a)               Promptly following the earlier to occur of (x) the Subsequent Common Closing, (y) the CFIUS Turndown and (z) May 7, 2023, the Company shall file with the SEC a shelf Registration Statement (on Form S-3 to the extent permissible) (a “Shelf Registration Statement”) covering the resale of all Registrable Securities, and shall use reasonable best efforts to cause such registration statement to become effective no later than three months after the date hereof. Upon filing the Shelf Registration Statement, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement effective with the SEC at all times and to re-file such Shelf Registration Statement upon its expiration (if any), and subject to Sections 2.6 and 2.7, to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing the Prospectus related to such Shelf Registration Statement as may be reasonably requested by the Holders or as otherwise required, until such time as all Registrable Securities that could be sold in such Shelf Registration Statement have been sold or are no longer outstanding.

(b)               If the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at a time when it is obligated to file a Shelf Registration Statement pursuant to this Agreement, the Company shall file an automatic shelf registration statement (as defined in Rule 405 of the Securities Act) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, that covers the Registrable Securities. The Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement.

(c)               To the extent that the Company becomes ineligible to use Form S-3, the Company shall file a “shelf” registration statement on Form S-1 (or a post-effective amendment on Form S-1 if a Shelf Registration Statement is then effective) registering the Registrable Securities for resale not later than thirty (30) calendar days after the date of such ineligibility and use its reasonable best efforts to have such registration statement (or post-effective amendment) declared effective as promptly as practicable.

Section 2.6            Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Article 1 or 2 is effective, each Investor may, deliver a written notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering (a “Shelf Underwritten Offering”) or other non-underwritten sale (a “Non-Underwritten Shelf Take-Down”) of all or part of its Registrable Securities included by it on the Shelf Registration Statement, then, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to Section 2.2) or Non-Underwritten Shelf Take-Down; provided, however that the Holders may not, without the Company’s prior written consent, (i) launch a Shelf Underwritten Offering the anticipated gross cash proceeds of which shall be less than $25,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than two (2) Shelf Underwritten Offerings at the request of the Holders within any 365-day period or (iii) launch a Shelf Underwritten Offering within any Blackout Period. Each Investor shall be entitled to deliver an unlimited number of Take-Down Notices to effect a Non-Underwritten Shelf Take-Down with respect to the Registrable Securities held by each Investor in addition to the other registration rights provided in Article 1 and this Article 2. In connection with any Shelf Underwritten Offering:

(a)               the Company shall also as promptly as practicable within seven (7) calendar days deliver the Take-Down Notice to all other Holders with Registrable Securities included on such Shelf Registration Statement and permit each Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such Holder notifies the Company (who shall notify each Investor) within two (2) business days after delivery of the Take-Down Notice to such Holder, provided that the Company shall not provide a Take-Down Notice to any other Holder in the case of a Block Sale by any Investor; and

(b)               in the event that the underwriter advises the Company (who shall notify each Investor) in its good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including an adverse effect on the per -share offering price), the underwriter may limit the number of shares which would otherwise be included in such Shelf Underwritten Offering in the same manner as described in Section 2.2 with respect to a limitation of shares to be included in a registration.

Section 2.7            Selection of Underwriters. If a requested registration pursuant to this Article 2 involves an underwritten offering, the investment banker(s) and manager(s) and lead investment banker(s) and manager(s) to administer the offering shall be chosen by the Investor (if the Investor is participating in the offering) or otherwise by the Holder(s) selling the largest number of Registrable Securities in such offering, provided, that if a Holder other than the Demand Party will sell at least 50% of the Registrable Securities proposed to be sold in such offering and the Investor is not participating in such offering, the investment banker(s) and manager(s) and lead investment banker(s) and manager(s) shall be chosen by such other Holder (such other Holder, if any, the “Lead Holder”), subject to the approval of the Company (not to be unreasonably delayed or withheld). If the offering is underwritten, the right of any Holder to registration pursuant to this Article 2 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the Demand Party), and each such Holder will (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement and lock-up agreement in customary form with the underwriter or underwriters selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)); provided that (x) no Holder shall be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration and (y) if any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw prior to launching the applicable underwritten offering by written notice to the Company, the managing underwriter or underwriters and, in connection with an underwritten registration pursuant to this Article 2, the Demand Party.

ARTICLE III
Registration Procedures

Section 3.1            Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Articles 1 and 2 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)               prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any free writing prospectuses under Rule 433 under the Securities Act (each a “Free Writing Prospectus”) and including such documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including any Free Writing Prospectuses and including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein other than any amendment or supplement through incorporation of any report filed under the Exchange Act) with respect to a Demand Registration to which the Demand Party, the Holders of a majority of the Registrable Securities covered by such Registration Statement, or their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b)               subject to Section 2.5, prepare and file with the SEC such amendments, post-effective amendments and supplements to each Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)               notify each selling Holder, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 3.1(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement, related Prospectus, Free Writing Prospectus, amendment or supplement thereto or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)               use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e)               if requested by the managing underwriters, if any, the Demand Party with respect to the offering or the Holders of a majority of the then issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Demand Party or Holders, as the case may be, may reasonably request in order to permit the intended method of distribution of such Registrable Securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 3.1(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f)                deliver to each selling Holder, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment, supplement or post-effective amendment thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Article 3, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g)               prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so required to qualify but for this paragraph (g) or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(h)               cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request;

(i)                 use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary in light of the business or operations of the Company to enable the seller or sellers thereof or the managing underwriters, if any, to consummate the disposition of such Registrable Securities, in accordance with the intended method or methods thereof, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended method or methods thereof;

(j)                 upon the occurrence of any event contemplated by Section 3.1(c)(vi) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may defer such supplement or amendment for a period not to exceed sixty (60) days, not more than once in any 180-day period, for any of the reasons set forth in Section 2.4 hereof;

(k)               prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l)                 provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement (and in connection therewith, if reasonably required by the Company’s transfer agent, the Company will cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to such transfer agent, together with any other authorizations, certificates and directions reasonably required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement);

(m)             use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on the Nasdaq or other national securities exchange on which the Common Stock is then listed, prior to the effectiveness of such Registration Statement (or, if no Common Stock issued by the Company is then listed on any securities exchange, use its reasonable best efforts to cause such Registrable Securities to be so listed on the NYSE or Nasdaq, as determined by the Company);

(n)               enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Demand Party or the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling Holders and the underwriters, if any, opinions of outside counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Article 4 hereof with respect to all parties to be indemnified pursuant to Article 4 except as otherwise agreed by the Holders and (v) deliver such documents and certificates as may be reasonably requested by the Demand Party, the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, its or their counsel or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 3.1(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(o)               make available for inspection by a representative of the selling Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;

(p)               cause its officers, including its executive officers, to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in a reasonable number of “road shows” and other customary marketing activities in connection with an underwritten offering) taking into account the Company’s business needs;

(q)               cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(r)                otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

Section 3.2            Holder Information. The Company may require each Holder as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Section 3.3            Amendments. The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law. If the Company is otherwise required to file an amendment to a Registration Statement pursuant hereto, and such amendment would identify any Holder by name or as the holder of any securities, and such Holder does not consent after being given reasonable opportunity, the Company may file the amendment and omit such Holder.

Section 3.4            Other Holders. If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders), if the Company is then eligible to rely on Rule 430B, in order to ensure that such Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Section 3.5            Discontinued Disposition. Each Holder agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(c)(ii), 3.1(c)(iii), 3.1(c)(iv), 3.1(c)(v) or 3.1(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.1(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Article 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

ARTICLE IV
Indemnification

Section 4.1            Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 4.1) will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person related to such Covered Person or its Affiliates (other than the Company or any of its subsidiaries, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld).

Section 4.2            Indemnification by Holder. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with Article 3 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the participating Holder of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 4.2) reimburse the Company, such directors, officers and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder shall be individual, not joint and several, for each Holder and shall be limited to the aggregate gross proceeds (net of any underwriting commissions and discounts, but before deducting other expenses) received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement, Prospectus, offering circular or other document containing such untrue statement (or alleged untrue statement) or omission (or alleged omission) (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities).

Section 4.3            Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably delayed or withheld). Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

Section 4.4            Contribution. If the indemnification provided for in this Section 4 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.4, an Indemnifying Party that is a selling Holder shall not be required to contribute any amount in excess of the aggregate gross proceeds (net of any underwriting commissions and discounts, but before deducting other expenses) received by such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No selling Holder shall be liable for contribution under this Section 4.4), except under such circumstances as such selling Holder would have been liable for indemnification under this Article 4 if such indemnification were enforceable under applicable law.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 4.5            Deemed Underwriter. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Article 4 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

Section 4.6            Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Article 4 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 4.7            Non-Exclusivity. The obligations of the parties under this Article 4 shall be in addition to any liability which any party may otherwise have to any other party.

ARTICLE V
Registration Expenses

Section 5.1            Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC, NYSE, FINRA or the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 3.1(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, the Demand Party or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show (but not, for the avoidance of doubt, expenses of the Holders in connection with any road show), (vi) fees and disbursements of all independent certified public accountants referred to in Section 3.1(o) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company and (vii) reasonable and documented fees and disbursements of one counsel for the Holders in connection with a Demand Registration for an underwritten offering or a Shelf Underwritten Offering, not to exceed $50,000 (which counsel shall be selected as set forth in Section 7.1)) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective and/or the Shelf Underwritten Offering is consummated, as applicable. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on Nasdaq or such other national securities exchange on which the Common Stock is listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any Holder or by any underwriter (except as set forth in this Section 5.1 and in Section 7.1 or pursuant to the underwriting agreement entered into in connection with such offering), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), or (iii) any other expenses of the Holders not specifically required to be paid by the Company pursuant to the first paragraph of this Section 5.1.

ARTICLE VI
Rule 144

Section 6.1            Rule 144. The Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Demand Party, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any Holder (or, if the Company is not required to file reports as provided above, any Demand Party) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specific requirements with which it did not so comply. Notwithstanding anything contained in this Section 6.1, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

ARTICLE VII
Selection of Counsel

Section 7.1            Selection of Counsel. In connection with any Demand Registration for an underwritten offering or Shelf Underwritten Offering for which the Company is obligated to provide expense reimbursement pursuant to Section 5.1(vii), if any Investor is participating in such registration or offering, the participating Investors holding a majority of the Registrable Securities covered by such registration or offering may select one counsel to represent them and all other Holders participating in such registration or offering, and if none of the Investors is participating in such registration or offering, the Holders of a majority of the Registrable Securities covered by any such registration or offering may select one counsel to represent such Holders covered by such registration or offering.

ARTICLE VIII
Miscellaneous

Section 8.1            Holdback Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any underwritten offering of the Company’s securities with respect to which the Company has complied with its obligations under Article 1 or 2 hereof, as applicable (whether or not such Holder is participating in such offering) upon the request of the underwriters managing any such underwritten offering, not to effect (other than pursuant to such offering) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, in each case without the prior written consent of such underwriters and subject to customary exceptions, during the Holdback Period; provided that nothing herein will prevent (i) any Holder that is a partnership or corporation from making a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, (ii) any pledge of Registrable Securities by a Holder or (iii) any foreclosure or transfer in lieu of a foreclosure thereunder, in each case that is otherwise in compliance with applicable securities laws. Notwithstanding the foregoing, any discretionary waiver or termination of this holdback provision by such underwriters with respect to any of the Holders shall apply to the other Holders as well, pro rata based upon the number of shares subject to such obligations.

If any registration pursuant to Article 2 of this Agreement shall be in connection with any underwritten public offering, if requested by the managing underwriter or underwriters, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than (i) a registration statement on Form S-4, Form S-8 or any successor forms thereto, (ii) a registration statement filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan or (iii) sales pursuant to an at-the-market or similar open market sales program whereby the Company sells securities into an existing trading market from time to time at other than a fixed price) for its own account, during the Holdback Period.

Section 8.2            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of each of the Company and the Holders of a majority of the Registrable Securities; provided, however, that (x) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would subject a Stockholder to adverse differential treatment relative to the other Stockholders shall require the agreement of the differentially treated Stockholder and (y) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would be adverse to a right specifically granted to a specific Stockholder herein (but not to other Stockholders) shall require the agreement of that Stockholder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

Section 8.3            Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement which are for the benefit of the parties hereto other than the Company may be transferred or assigned to any Person in connection with a transfer of Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock to such Person in; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company. Except as provided in Article 4 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, or in respect of this Agreement or any provision herein contained.

Section 8.4            Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed, including automated return receipt) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)           If to the Company, to it at:

Lordstown Motors Corp.
2300 Hallock Young Road
Lordstown, OH 44481
Attention: CEO and General Counsel

with a copy (which shall not constitute notice) to:

Baker & Hostetler LLP
127 Public Square, Suite 2000
Cleveland, Ohio 44114
Attention: Ronald Stepanovic

(b)           If to the Investor, to:

Foxconn Ventures Ptd. Ltd.

c/o Hon Hai Precision Industry Co., Ltd.
No. 66, Zhongshan Road
Tucheng Industrial Zone
Tucheng District
New Taipei City
23680
Taiwan
Attention: Jerry Hsiao

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attention: Mike F. Huang

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

If to any other Holder of Registrable Securities, to the e-mail or physical address of such other Holder as shown in the stock record book of the Company. Each Holder shall provide the Company with an updated e-mail address or physical address if such address changes by notice to the Company. The e-mail address or physical address shown on the stock record books of the Company shall be presumed to be current for purposes of giving any notice under this Agreement.

All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.5            Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

Section 8.6            Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 8.7            Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 8.8            Governing Law; Submission to Jurisdiction. This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (collectively, the “Relevant Matters”), shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

All actions arising out of or relating to any Relevant Matter shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action. The consents to jurisdiction and venue set forth in this Section 8.8 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 8.8 and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.4 of this Agreement. The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. The parties hereto agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.9            Specific Performance. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 8.10        Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 8.11        Termination. The provisions of this Agreement (other than Articles 4 and 5) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors in interest, (ii) the date on which all shares of Common Stock and Series A Preferred Stock have ceased to be Registrable Securities, (iii) the dissolution, liquidation or winding up of the Company, and (iv) concurrently with the consummation of a Change of Control (as defined in the Certificate of Designations). Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

Section 8.12        No Inconsistent Agreements; Most Favored Nations. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement. In the event that the Company desires to enter into any agreement with any Person, including any holder or prospective holder of any securities of the Company, giving or granting any registration (or related) rights the terms of which are more favorable than or senior to the registration or other rights granted to the Holders of Registrable Securities hereunder, then (i) the Company shall provide prior written notice thereof to the Holders of Registrable Securities and (ii) upon execution by the Company of such other agreement, the terms and conditions of this Agreement shall be, without any further action by the Holders or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such other agreement, provided that upon written notice to the Company at any time, any Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such Holder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

LORDSTOWN MOTORS CORP.

By:	/s/ Melissa Leonard
Name: Melissa Leonard Title: General Counsel

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

FOXCONN VENTURES PTE. LTD.

By:	/s/ Jerry Hsiao
Name: Jerry Hsiao Title: Authorized Signatory

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

DEFINED TERMS

1.                  The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the Investment Agreement.

“as-converted basis” shall have the meaning given to such term in the Investment Agreement.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Certificate of Designations” shall have the meaning given to such term in the Investment Agreement.

“CFIUS Turndown” shall have the meaning given to such term in the Investment Agreement.

“Common Stock” shall have the meaning given to such term in the Investment Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holdback Period” means the period commencing on the date of an underwriters’ request (which shall be no earlier than four (4) Business Days prior to the expected “pricing” of the related underwritten offering) and continuing for not more than ninety (90) calendar days after the date of the final prospectus (or final prospectus supplement if the offering is made pursuant to a shelf registration), pursuant to which such underwritten offering shall be made, or such lesser period as is required by such underwriters (which shall also apply equally to all Holders).

“Holder” means any Stockholder holding Registrable Securities.

“Nasdaq” shall have the meaning given to such term in the Investment Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

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“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement or the automatic effectiveness of such Registration Statement, as applicable.

“Registrable Securities” means, as of any date of determination, any shares of Common Stock issued pursuant to the Investment Agreement and any shares of Common Stock issued or issuable pursuant to the conversion of any shares of Series A Preferred Stock, and any other securities issued or issuable with respect to any such shares of Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or other exemption from registration under the Securities Act), (iii) in the case of any shares of Common Stock held by a Holder, all shares of Common Stock held by such Holder, on an as converted basis, constitute less than 1% of all outstanding shares of Common Stock and may be sold in a single day pursuant to, and in accordance with, subsection (k) of Rule 144, (iv) they shall have ceased to be outstanding or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Subsequent Common Closing” shall have the meaning given to such term in the Investment Agreement.

“Series A Preferred Stock” shall have the meaning given to such term in the Investment Agreement.

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2.                  The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section

Agreement	Preamble
Automatic Shelf Registration Statement	Section 2.5(b)
Blackout Period	Section 2.1(a)
Block Sale	Section 2.1(c)
Company	Preamble
Covered Person	Section 4.1
Demanding Follow-up Notice	Section 2.1(c)
Demand Notice	Section 2.1(a)
Demand Party	Section 2.1(a)
Demand Registration	Section 2.1(a)
Free Writing Prospectus	Section 3.1(a)
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Investment Agreement	Recitals
Investor	Preamble
Lead Holder	Section 2.7
Losses	Section 4.1
Non-Underwritten Shelf Take-Down	Section 2.6
Postponement Period	Section 2.4
Relevant Matters	Section 8.8
Shelf Registration Statement	Section 2.5(a)
Shelf Underwritten Offering	Section 2.6
Stockholders	Preamble
Take-Down Notice	Section 2.6
WKSI	Section 2.5(b)

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